                                                                    Exhibit 3.1

                          ARTICLES OF INCORPORATION OF
                              JFA ENTERPRISES, INC.

     KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, for the purpose of association to establish a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation in writing.
     AND WE DO HEREBY CERTIFY:

                                       I.

     The name of the corporation is:

                              JFA ENTERPRISES, INC.

                                       II.

     The principal office of the corporation in Nevada is to be located at 701
E. Bridger Ave., Suite 801, Las Vegas, Nevada, and the Resident Agent in charge thereof shall be JEFFREY A. SILVER. The corporation may also maintain an office or offices at such other places within or outside the State of Nevada, as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meeting of directors and stockholders held outside the State of Nevada, the same as in the State of Nevada.

                                      III.

     The corporation may engage in any lawful activity.

                                       IV.

     This corporation is authorized to issue only one class of shares of stock, the total number of which is 2,500, without nominal or par value. Such stock may be issued by the corporation from time to time and for such consideration as may be fixed from time to time by the Board of Directors thereof. The shares of stock shall be designated "Common Stock" and the holders thereof shall be entitled to one vote for each share held by them.

                                       V.

     Members of the governing board shall be styled Directors, and the number of directors shall not be less than three (3), unless the total number of shareholders of the corporation shall be less than three (3) in number, then the Board of Directors shall be equal to the number of shareholders, pursuant to the terms of N.R.S. 78.115. The names and post office addresses of the first Board of Directors, which shall consist of three members are as follows:


          Name                          Post Office Address
          ----                          -------------------

     Susan Lambert                      701 E. Bridger, Suite 801
                                        Las Vegas, Nevada  89101

     Drinda Howell                      701 E. Bridger, Suite 801
                                        Las Vegas, Nevada  89101

     Shirley Parraguirre                701 E. Bridger, Suite 801
                                        Las Vegas, Nevada  89101

     The number of the Directors of this corporation may from time to time be increased or decreased as set forth hereinabove by an amendment to the Bylaws in that regard, and without the necessity of amending these Articles of Incorporation.

                                     VI.

     The capital stock of this corporation, after the amount of the subscription price is paid in cash or in kind, shall be and remain non-assessable and shall not be subject to assessment to pay the debts of the corporation, and the private property of the stockholders shall not be liable for debts or liabilities of the corporation.

                                      VII.

     This corporation shall have perpetual existence.

     EXECUTED this 28th day of December, 1997.

                                        /s/ Susan Lambert
                                        -----------------------
                                        SUSAN LAMBERT

                                        /s/ Drinda Howell
                                        -----------------------
                                        DRINDA HOWELL

                                        /s/ Shirley Parraguirre
                                        -----------------------
                                        SHIRLEY PARRAGUIRRE

STATE OF NEVADA     )
                    )  ss
COUNTY OF CLARK     )

     On December 28, 1997, personally appeared before me, a Notary Public, SUSAN LAMBERT, DRINDA HOWELL, and SHIRLEY PARRAGUIRRE, who acknowledged to me that they executed the foregoing instrument.

                                        /s/ Patricia Songailo
                                        -----------------------
                                        NOTARY PUBLIC


                                             /SEAL/

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

                                       OF

                              JFA ENTERPRISES, INC.

                              A NEVADA CORPORATION

     The undersigned, being the President and Secretary of JFA Enterprises, Inc., a Nevada Corporation, hereby declares that on the 4th day of January, 1985 the original Articles of Incorporation for JFA Enterprises, Inc., a Nevada Corporation were filed with the Secretary of State of Nevada and on or about the 30th day of January, 1985 said Articles of Incorporation were filed with the Clerk of Clark County, Nevada.

     The undersigned further declares that on the 5th day of March, 1990, the Corporation's Board of Directors adopted unanimously a resolution to amend said Articles to change the Corporation's capital structure from 2,500 shares of no par common stock to one million (1,000,000) shares of par value common stock, having a par value of $.01 per share; which resolution was then submitted to and unanimously approved by the Corporation's shareholders at a special meeting. As a result of said action, the Corporation has amended its Articles of Incorporation as follows:

     1. Article IV of the Corporation's Articles of Incorporation shall be amended only by deleting the first sentence and substituting the following in lieu thereof:

     "The total number of shares which the Corporation is authorized to issue is 1,000,000 shares of par value common stock, with a par value of $.01 per share."

     IN WITNESS WHEREOF, the undersigned has executed this Amendment to Articles
of Incorporation this    5th    day of    March   , 1990.

                                        JFA ENTERPRISES, INC.

                                        By:/s/ John F. Acres
                                           ------------------------
                                           JOHN F. ACRES
                                        Its: President and Secretary

STATE OF NEVADA     )
                    ) ss:
COUNTY OF CLARK     )

     On this    5th    day of    March   , 1990, personally appeared JOHN F.
ACRES, before me, a Notary Public, State of Nevada, the President and Secretary of JFA ENTERPRISES, INC., a Nevada corporation, who acknowledged that he executed the above instrument on behalf of said Corporation.

                                             /s/ Joan L. Meierhofer
                                        -------------------------------------
                                        NOTARY PUBLIC, State of Nevada

                                        [Seal]

                   ARTICLES OF MERGER UNDER NRS SECTION  78.458

1.   NAMES

     The name and place of incorporation of each constituent corporation is as follows: (i) JFA Enterprises, Inc., a Nevada corporation ("Surviving Corporation"), (ii) AT Information, Inc., a Nevada corporation ("AT Info") and
(iii) Gaming Innovations, Inc., a Nevada corporation ("Gaming"). AT Info and Gaming are hereinafter referred to as "Merging Corporations". The name of the Surviving Corporation from and after the Effective Date shall be JFA Enterprises, Inc.

2.   BOARD ADOPTION

     A plan of merger in which the Merging Corporations merge into the Surviving Corporation has been adopted by the board of directors of each corporation pursuant to NRS Section 78.451 and recommended for shareholder approval.

3.   STOCKHOLDER APPROVAL

     On September 3, 1993, the plan of merger was submitted to and approved by the shareholders of each corporation pursuant to NRS Section 78.453. The total number of the Surviving Corporation's shares entitled to vote on the plan of merger was 765,722, all of which were cast in favor of the approval of the plan. The total number of AT Info's shares entitled to vote on the plan of merger was 113,412, all of which were cast in favor of the approval of the plan. The total number of Gaming's shares entitled to vote on the plan of merger was 1,000, all of which were cast in favor of the approval of the plan.

4.   AMENDMENTS TO THE ARTICLES

     The Surviving Corporation's Articles of Incorporation filed in the Office of the Nevada Secretary of State on January 4, 1995, and amended on March 12, 1990 are further amended as follows:

     (a) Article I of the Surviving Corporation's Articles of Incorporation shall be deleted in its entirety and the following substituted therefor:

          The name of the Corporation is:  Acres Gaming Incorporated.

     (b) Article IV of the Surviving Corporation's Articles of Incorporation is hereby deleted in its entirety and the following substituted therefor:

          This corporation is authorized to issue only one class of stock, the total number of which is 50,000,000 shares with a par value of $.01 per share. Such stock may be issued by this corporation from time to time and for such consideration as may be fixed from time to time by the Board of Directors thereof. The shares of stock shall be designated "Common Stock" and the holders thereof shall be entitled to one vote for each share held by them.

          No holder of outstanding shares of this corporation shall have any preemptive rights with respect to (1) any shares of any class of stock of this corporation, whether now or hereafter authorized, (2) any warrants, rights, or options to purchase any such shares, or (3) any obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

     (c) The first sentence of the first paragraph of Article V of the Surviving Corporation's Articles is hereby deleted in its entirety and the following substituted therefor:

          Members of the governing board shall be styled directors and the number of directors of this corporation shall be at least one and no more than such number of directors as may from time to time be required under the Bylaws of this corporation.

     (d) The last paragraph of Article V of the Surviving Corporation's Articles is hereby deleted in its entirety.

     (e) The following Article VIII is hereby added to the Surviving Corporation's Articles:

                                  ARTICLE VIII

          No director or officer of this corporation shall be personally liable to this corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this provision by the stockholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of this corporation for acts or omissions prior to such repeal or modification.

     (f) The following Article IX is hereby added to the Surviving Corporation's Articles:

                                   ARTICLE IX



                    OBLIGATIONS OF CERTAIN BENEFICIAL OWNERS;

                              RIGHTS OF REDEMPTION

     A. Notwithstanding any other provisions of these Articles, but subject to the provisions of any resolution of the Board of Directors creating any series of preferred stock or any other class of stock which has a preference over common stock with regard to dividends or upon liquidation, outstanding shares of Capital Stock held by a Disqualified Holder shall be subject to redemption at any time by the Corporation by action of the Board of Directors. The terms and conditions of such redemption shall be as follows:

          (1) the redemption price of the shares to be redeemed pursuant to this section A of Article IX shall be equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

          (2) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

          (3) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors;

          (4) at least thirty (30) days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

          (5) from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owners of shares selected for redemption (including, without limitation, any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

          (6) such other terms and conditions as the Board of Directors shall determine.

     B. Definitions. Capitalized terms used in this Article IX shall have the meanings provided below:

          "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Act"). The term "registrant" as used in said Rule 12b-2 shall mean the Corporation.

          "Beneficial Owner" shall mean any person who, singly or together with any of such person's Affiliates or Associates, directly or indirectly, has "beneficial ownership" of Capital Stock (as determined pursuant to Rule 13d-3 of the Act).

          "Capital Stock" shall mean any common stock, preferred stock, special stock, or any other class or series of stock of the Corporation.

          "Disqualified Holder" shall mean any Beneficial owner of shares of Capital Stock of the Corporation or any of its Subsidiaries, whose holding of shares of Capital Stock may result or, when taken together with the holding of shares of Capital Stock by any other Beneficial Holder, may result, in the judgment of the Board of Directors, in (i) the disapproval, modification, or non-renewal of any contract under which the Corporation or any of its Subsidiaries has sole or shared authority to manage any of its operations, or (ii) the loss or non-reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary, which license or franchise is conditioned upon some or all of the holders of Capital Stock meeting certain criteria.

          "Fair Market Value" of a share of Capital Stock shall mean the average Closing Price for such a share for each of the 45 most recent days during which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to Paragraph (4) of section A of Article IX; provided, however, that if all shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided, further, however, that "Fair Market Value" as to any stockholder who purchases any stock subject to redemption within 120 days prior to a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid for such shares. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked price on the composite tape for the New York Stock Exchange-listed stocks, or, if stock of the class and series in question is not quoted on such composite tape on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States Securities Exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc., Automated Quotation System (including the National Market System) or any system then in use, or, if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

          "Person" shall mean any natural person, corporation, firm, partnership, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or any other capacity.

          "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to section A of this Article IX.

          "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Paragraph (4), section A of Article IX, at least equal to the Fair Market Value of the shares to be redeemed pursuant to section A of
     Article IX (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

          "Subsidiary" shall mean any company of which a majority of any class of equity security is beneficially owned by the Corporation.

5.   PLAN OF MERGER

     The complete executed plan of merger is attached hereto as Exhibit "A" and incorporated herein by this reference

6.   EFFECTIVE DATE

     The merger shall be effective upon filing of these Articles with the Nevada Secretary of State.

                                             JFA ENTERPRISES, INC.



                                             By:     /s/ John F. Acres
                                                ----------------------------
                                                  John F. Acres
                                             Its:  President and Secretary


                                             Date:     9/11/93
                                                  ---------------------------


                                             AT INFORMATION, INC.

                                             By:     /s/ John F. Acres
                                                -----------------------------
                                                  John F. Acres
                                             Its:  President and Secretary


                                             Date:     9/11/93
                                                  ---------------------------


                                             GAMING INNOVATIONS, INC.



                                             By:  /s/ John F. Acres
                                                -----------------------------
                                                  John F. Acres
                                             Its: President and Secretary


                                             Date:     9/11/93
                                                  ---------------------------


STATE OF NEVADA          )

                         ) ss:

COUNTY OF CLARK          )

     On this    11th    day of    September   , 1993, before me, the
undersigned, a Notary Public in and for said State, personally appeared JOHN F. ACRES who is President and Secretary of JFA ENTERPRISES, INC., a Nevada corporation, President and Secretary of AT INFORMATION, INC., a Nevada corporation, and President and Secretary of GAMING INNOVATIONS, INC., a Nevada corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the ARTICLES OF MERGER UNDER NRS SECTION
78.458 on behalf of said corporations, and acknowledged to me that he executed the same for the purposes therein stated.

     WITNESS my hand and official seal.

                                                  /s/ Joan Wiley
                                             -------------------------------
                                             Notary Public

     [SEAL]

                                                                     EXHIBIT "A"

                         PLAN OF MERGER UNDER NRS 78.451



1.   MERGER

     AT Information, Inc., a Nevada corporation, and Gaming Innovations, Inc., a Nevada corporation, hereinafter individually and collectively referred to as "Merging Corporations" shall be merged into JFA Enterprises, Inc., a Nevada corporation, which shall be the surviving corporation ("Surviving Corporation").

2.   TERMS AND CONDITIONS

     The terms and conditions of the merger are as follows:

     a. The Merging Corporations shall be merged into the Surviving Corporation in accordance with the provisions of NRS 78.451, ET SEQ.

     b. Except as provided in paragraph 9 below, the articles of incorporation and bylaws of the Surviving Corporation in effect on the Effective Date shall be the articles of incorporation and bylaws of the surviving corporate entity. The directors and officers of the Surviving Corporation on the Effective Date shall be the directors and officers of the surviving corporate entity.

     c. On the Effective Date, each of the outstanding shares of each of the Merging Corporations' stock, shall be converted into share(s) of the Surviving Corporation's stock, and shall be fully paid and nonassessable.

3.   MANNER OF EXCHANGE

     The manner and basis of converting shares of the Merging Corporation's stock into shares of the Surviving Corporation's stock shall be as follows:

     a. The outstanding shares of the Surviving Corporation's stock shall not be changed or converted as a result of the Merger and, following the Effective Date, all shares of the Surviving Corporation's then-authorized stock shall remain authorized shares of the Surviving Corporation, and all shares of the Surviving Corporation's then-outstanding stock shall remain outstanding shares of the Surviving Corporation and shall be fully paid and nonassessable and shall be subject to all the provisions of this Plan.

     b. On the Effective Date, each common share of Gaming Innovations, Inc.'s stock shall be converted into one issued and outstanding common share of the Surviving Corporation's stock and each common share of AT Information, Inc.'s stock shall be converted in .36984 of an issued and outstanding common share of the Surviving Corporation's stock. Each holder of the outstanding common shares of the Merging Corporations shall, upon the surrender to the Surviving Corporation of the certificate(s) evidencing such shares, be entitled to receive certificate(s) for the appropriate number of common shares of the Surviving Corporation's stock.

4.   STOCKHOLDER APPROVAL

     Upon approving this Plan, the board of directors of the Surviving Corporation and the board of directors of each Merging Corporation shall each submit and recommend this Plan for approval by its respective stockholders under NRS 78.453. Each stockholder meeting shall be noticed and held on or before September 3, 1993.

5.   EFFECTIVE DATE

     The Merger shall become effective upon the filing of Articles of Merger by the Surviving Corporation with the Nevada Secretary of State under NRS 78.458 (the "Effective Date").

6.   CONDITIONS TO MERGER

     Anything to the contrary in this Plan notwithstanding, the Merger shall not be made effective if, prior to the Effective Date, (i) the boards of directors of the Surviving Corporation and the Merging Corporations elect that the Merger be abandoned, or (ii) if any material litigation shall be pending or threatened against (a) the Surviving Corporation or the Merging Corporations, or (b) any of the Corporation's assets, or (c) the Merger, which in the judgment of the board of directors of either the Surviving Corporation or the Merging Corporations renders it inadvisable to proceed with the Merger.

     If the board of directors of the Surviving Corporation or either Merging Corporation elects that the Merger shall not be made effective as provided under this paragraph 6, then notice of same shall be given to the other Corporations, and this Plan shall become void and of no effect, and there shall be no liability on the part of either the Surviving Corporation or the Merging Corporations, or the board of directors or stockholders of any of the Corporation.

7.   DISTRIBUTION OF NEW SHARES

     If the Merger becomes effective, the Merging Corporations authorize the Surviving Corporation to take or cause to be taken such steps as the Surviving Corporation may deem necessary or advisable in order to effect the distribution, on the basis and terms specified in this Plan, of the Surviving Corporation's share certificates which the holders of each Merging Corporation's shares shall be entitled to receive under the terms of the Merger.

8.   FURTHER DOCUMENTS

     To the extent permitted by law, from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, each Merging Corporation shall execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable, in order to vest in and confirm to the Surviving Corporation, title to and possession of any property of the Merging Corporations acquired by the Surviving Corporation by reason of or as a result of the Merger, and otherwise to carry out the intent and purposes of this Plan, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merging Corporations or otherwise to take any and all such action.

9.   OTHER AMENDMENTS TO ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

     (a) Article I of the Surviving Corporation's Articles of Incorporation shall be deleted in its entirety and the following substituted therefor:

          The name of the Corporation is:  Acres Gaming Incorporated.

     (b) Article IV of the Surviving Corporation's Articles of Incorporation shall be deleted in its entirety and the following substituted therefor:

          This corporation is authorized to issue only one class of stock, the total number of which is 50,000,000 shares with a par value of $.01 per share. Such stock may be issued by this corporation from time to time and for such consideration as may be fixed from time to time by the Board of Directors thereof. The shares of stock shall be designated "Common Stock" and the holders thereof shall be entitled to one vote for each share held by them.

          No holder of outstanding shares of this corporation shall have any preemptive rights with respect to (1) any shares of any class of stock of this corporation, whether now or hereafter authorized, (2) any warrants, rights, or options to purchase any such shares, or (3) any obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

     (c) The first sentence of the first paragraph of Article V of the Surviving Corporation's Articles shall be deleted in its entirety and the following substituted therefor:

          Members of the governing board shall be styled directors and the number of directors of this corporation shall be at least one and no more than such number of directors as may from time to time be required under the Bylaws of this corporation.

     (d)  The last paragraph of Article V shall be deleted in its entirety.

     (e) The following Article VIII shall be added to the Surviving Corporation's Articles:

          No director or officer of this corporation shall be personally liable to this corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this provision by the stockholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of this corporation for acts or omissions prior to such repeal or modification.

     (f)  The following Article IX shall be added to the Surviving Corporation's
Articles:

                                   ARTICLE IX
                    OBLIGATIONS OF CERTAIN BENEFICIAL OWNERS;
                              RIGHTS OF REDEMPTION

     A. Notwithstanding any other provisions of these Articles, but subject to the provisions of any resolution of the Board of Directors creating any series of preferred stock or any other class of stock which has a preference over common stock with regard to dividends or upon liquidation, outstanding shares of Capital Stock held by a Disqualified Holder shall be subject to redemption at any time by the Corporation by action of the Board of Directors. The terms and conditions of such redemption shall be as follows:

          (1) the redemption price of the shares to be redeemed pursuant to this section A of Article IX shall be equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

          (2) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

          (3) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, or selection in any other manner determined by the Board of Directors;

          (4) at least thirty (30) days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

          (5) from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owners of shares selected for redemption (including, without limitation, any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

          (6) Such other terms and conditions as the Board of Directors shall determine.

     B. Definitions. Capitalized terms used in this Article IX shall have the meanings provided below:

          "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Act"). The term "registrant" as used in said Rule 12b-2 shall mean the Corporation.

          "Beneficial Owner" shall mean any person who, singly or together with any of such person's Affiliates or Associates, directly or indirectly, has "beneficial ownership" of Capital Stock (as determined pursuant to Rule 13d-3 of the Act).

          "Capital Stock" shall mean any common stock, preferred stock, special stock, or any other class or series of stock of the Corporation.

          "Disqualified Holder" shall mean any Beneficial owner of shares of Capital Stock of the Corporation or any of its Subsidiaries, whose holding of shares of Capital Stock may result or, when take together with the holding of shares of Capital Stock by any other Beneficial Holder, may result, in the judgment of the Board of Directors, in (i) the disapproval, modification, or non-renewal of any contract under which the Corporation or any of its Subsidiaries has sole or shared authority to manage any of its operations, or (ii) the loss or non-reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary, which license or franchise is conditioned upon some or all of the holders of Capital Stock meeting certain criteria.

          "Fair Market Value" of a share of Capital Stock shall mean the average Closing Price for such a share for each of the 45 most recent days during which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to paragraph (4) of section A of Article IX; provided, however, that if all shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided, further, however, that "Fair Market Value" as to any stockholder who purchases any stock subject to redemption within 120 days prior to a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid for such shares. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked price on the composite tape for the New York Stock Exchange-listed stocks, or, if stock of the class and series in question is not quoted on such composite tape on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States Securities Exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc., Automated Quotation System (including the National Market System) or any system then in use, or, if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

          "Person" shall mean any natural person, corporation, firm, partnership, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or any other capacity.

          "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to section A of this Article IX.

          "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Paragraph (4), section A of Article IX, at least equal to the Fair Market Value of the shares to be redeemed pursuant to section A of
     Article IX (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

          "Subsidiary" shall mean any company of which a majority of any class of equity security is beneficially owned by the Corporation.

     Approved                                     Approved
     --------                                     --------

AT INFORMATION, INC.                         JFA ENTERPRISES, INC.

By:     /s/ John F. Acres                    By:     /s/ John F. Acres
   -------------------------                    ---------------------------
     John F. Acres                                John F. Acres
Its:  President                              Its:  President

Date:  September 1, 1993                     Date:  September 1, 1993


     Approved
     --------

GAMING INNOVATIONS, INC.

By:     /s/ John F. Acres
   ---------------------------
     John F. Acres
Its:  President

Date:  September 1, 1993

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                         (After Issuance of Stock)                     Filed by:


                            ACRES GAMING INCORPORATED
                 ----------------------------------------------
                               Name of Corporation

     We the undersigned                  Joseph A. Huseonica                 and
                        ----------------------------------------------------
                                   President or Vice President

          Robert W. Brown                of         Acres Gaming Incorporated
----------------------------------------    ------------------------------------
  Secretary or Assistant Secretary                     Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened,

held on the  4th  day of       September    , 19 96 , adopted a resolution to
            -----        ------------------      ---

amend the original articles as follows:

     Article   4   is hereby amended to read as follows:
             -----

                               ARTICLE 4.  SHARES

     4.1  AUTHORIZED CAPITAL.

     The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which the corporation shall have authority to issue shall be 70,000,000, consisting of 50,000,000 shares of Common Stock with a par value of $.01 per share, and 20,000,000 shares of Preferred Stock with a par value of $.01 per share.

     4.2  COMMON STOCK.

     Subject to any preferential or other rights granted to any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends out of funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors and shall be entitled to receive distributions legally payable to stockholders on the liquidation of the corporation. The holders of shares of Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors of the corporation and the right to vote on all other matters, except where a separate class or series of the corporation's stockholders vote by class or series.

     4.3  PREFERRED STOCK.

     Shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine the rights and preferences of the shares of any series so established

     4.4  PREEMPTIVE RIGHTS.

     No holder of outstanding shares of this corporation shall have any preemptive rights with respect to (i) any shares of any class of stock of this corporation, whether now or hereafter authorized, (ii) any warrants, rights, or options to purchase any such shares, or (iii) any obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

     The Amendment to the Articles of Incorporation was approved by a vote of 4,315,324 shares, which votes constitute a majority of each class of stock outstanding and entitled to vote thereon.

                                                  /s/  Joseph A. Huseonica
                                        --------------------------------------
                                             President or Vice President

                                                  /s/  Robert W. Brown
                                        --------------------------------------
                                             Secretary or Assistant Secretary

State of       Oregon    )
          --------------

                         )  ss.
County of      Benton    )
          --------------

     On    January 23, 1997   , personally appeared before me, a Notary Public,
        ----------------------

          Joseph A. Huseonica and Robert W. Brown       , who acknowledged
     ---------------------------------------------------
       Names of Persons Appearing and Signing Document

that they executed the above instrument.

                                        /s/  Constance J. Kanas Joki
                                   -------------------------------------------
                                             Signature  of Notary

     (NOTARY STAMP OR SEAL)

     /SEAL/

                           CERTIFICATE OF DESIGNATION
                                       OF
                         PREFERENCES OF PREFERRED STOCK
                                       OF
                            ACRES GAMING INCORPORATED
                              A NEVADA CORPORATION

     1. The undersigned, Joseph A. Huseonica and Robert W. Brown hereby certify that:

     2. They are the duly elected and acting President and Secretary, respectively, of Acres Gaming Incorporated, a Nevada corporation (the "Corporation").

     Pursuant to authority given by the Corporation's Articles of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

     WHEREAS, the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series and to determine the designation thereof, or any of them, and

     WHEREAS, the Corporation has not issued any shares of such Preferred Stock and the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to the initial series of said Preferred Stock and the number of shares constituting and the designation of said series;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, said initial series of Preferred Stock as follows:

     1.1  DESIGNATIONS

     The initial series of Preferred Stock shall be designated "Series A Convertible Preferred Stock." The term "Preferred Stock" as used herein refers to the Series A Convertible Preferred Stock.

     2.1  NUMBER OF SHARES

     The number of shares constituting the Preferred Stock shall be 1,038,961 shares.

     3.1  CONVERSION AND SALE PRICE

     The term "Conversion Price" as used herein shall mean the price per share at which the Preferred Stock is convertible into Common Stock, initially equal to the lesser of (i) the Sale Price (as defined), and (ii) the average closing price of the Corporation's Common Stock for the period of thirty (30) consecutive trading days prior to the date of conversion of shares of the Preferred Stock. The term "Sale Price" shall mean $9.625, which is the price at which the Preferred Stock is originally to be issued.

     4.1  DIVIDENDS

     In addition to the adjustments for certain dividends and distributions covered by Sections 4.4(c) and 4.4(d), the holders of the Preferred Stock shall be entitled to receive non-cumulative dividends at a rate per share equal to 3% of the Sale Price. Any dividends declared and not paid in cash may be paid in the form of either (i) the issuance of additional shares of Preferred Stock based on the Conversion Price or (ii) credit(s) to the holder's account with the Corporation for products, if any, of the Corporation that such holder purchases from the Corporation by mutual agreement between the Corporation and the holder.

     4.2  LIQUIDATION PREFERENCE

     In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, an amount per share equal to the Sale Price, plus a further amount equal to any declared but unpaid dividends thereon before any payment shall be made or any assets distributed to the holders of Common Stock. If upon such liquidation, dissolution or winding up of the Corporation, the assets thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment in full of the aforesaid preferential amounts, the entire assets of the Corporation to be distributed shall be distributed among the holders of the Preferred Stock so that the holder of each share of Preferred Stock shall receive the same percentage of the Sale Price of such share as is received by every other holder of Preferred Stock.

     Following the completion of the distribution of the stated liquidation preferences to be paid to the holders of the Preferred Stock, any remaining assets shall be distributed to the holders of the Common Stock of the Corporation; provided, however, if no shares of Common Stock are outstanding at the time of such distribution, the holders of the Preferred Stock shall be entitled to receive, ratably (assuming conversion of all shares of Preferred Stock to Common Stock), all assets of the Corporation remaining after the payment of the stated liquidation preferences of the Preferred Stock as set forth herein.

     4.3  CONVERSION RIGHTS

     The holders of the Preferred Stock shall have the option, upon notice to the Corporation, at any time and from time to time, to convert the shares of Preferred Stock into fully paid and nonassessable shares of Common Stock based upon the applicable Conversion Price in effect at the time of conversion. Each share of Preferred Stock shall be convertible into that number of shares of Common Stock which results from dividing the Sale Price by the Conversion Price in effect at the time of conversion. The Corporation shall pay or make adjustment for any declared but unpaid dividends on the shares of Preferred Stock surrendered for conversion.

     4.4  CONVERSION PROCEDURE

          (a) Before a holder of the Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the shares of the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at the address of the holder of the Preferred Stock, or to the holder's nominee or nominees, certificates for the number of full shares of Common Stock to which the holder shall be entitled, as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provided in Section 4.4(i). Such conversion shall be deemed to have been made as of the date of such surrender of the shares of the Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on said date.

          (b)  ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS

     If the Corporation shall at any time after the filing of this Certificate of Designation (the "Filing Date") effect a subdivision or combination of the outstanding Common Stock, the Conversion Price then in effect immediately before such subdivision or combination shall be proportionately decreased or increased. Any adjustment under this subsection shall become effective at the close of business on the effective date of the subdivision or combination.

          (c)  ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS

     If the Corporation at any time after the Filing Date shall issue additional shares of Common Stock, by reason of the declaration or payment of a dividend or other distribution on the Common Stock payable in additional shares of Common Stock, then and in each such event, the Conversion Price then in effect shall be decreased as of the time of such issuance or, if such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

          (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

          (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

          (d)  ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS

     If the Corporation at any time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which the holders would have received had the holders' Preferred

Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities (together with any distributions payable thereon during such period) receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under Section 4.4 with respect to the rights of the holders of the Preferred Stock.

          (e)  ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION

     If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, by capital reorganization, involving exchange, substitution, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for below), then the holders of the shares of Preferred Stock shall have the right thereafter to convert each such share into the same kind and amount of shares of stock and other securities and property receivable upon such exchange, reclassification or other change, as a holder of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such substitution, reclassification or other change, all subject to further adjustment as provided herein.

          (f)  REORGANIZATION, MERGER, CONSOLIDATION OR SALE OF ASSETS

     If at any time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4.4) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger, consolidation or sale.

          (g)  MINIMUM ADJUSTMENT

     No adjustment of the Conversion Price shall be made in an amount less than $0.02, but any such lesser adjustments shall be carried forward and shall be made at the time together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.02 or more.

          (h)  CERTIFICATE OF ADJUSTMENT

     Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Preferred Stock pursuant to this Section 4.4, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holders of the Preferred Stock, as applicable, a certificate, signed by the Chairman of the Board, the President or the Chief Financial Officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

          (i)  FRACTIONAL SHARES

     No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation's Common Stock on the date of conversion, as determined reasonably and in good faith by the Board.

          (j)  RESERVATION OF STOCK ISSUABLE UPON CONVERSION

     The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of the Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Nevada, use its best efforts to increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of the Preferred Stock at the time outstanding.

          (k)  PAYMENT OF TAXES

     The Corporation shall pay any and all issuance and other taxes that may be payable in respect of any issuance or delivery of Common Stock upon conversion of the Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Stock in a name other than that in which the Preferred Stock so converted was registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax.

          (l)  NO DILUTION OR IMPAIRMENT

     The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holder of the Preferred Stock against impairment.

     4.5  REDEMPTION

     On or at any time after the earlier of (i) five years from the date of issuance of the Preferred Stock and (ii) the date that the number of shares of the Corporation's Common Stock owned by John F. Acres is less than 1,000,000 (such number to be adjusted for any stock dividend or stock split effected after the date hereof), the Preferred Stock will be subject to redemption at any time and from time to time, in whole or in part, at the option of the holders of the Preferred Stock or the Corporation. Any such redemption shall be at the Sale Price of the Preferred Stock to be redeemed plus all declared but unpaid dividends on the shares of Preferred Stock to be redeemed. The redemption procedure shall be as set forth in this Section 4.5.

          (a)  REDEMPTION PROCEDURE FOR PREFERRED STOCK HOLDER

     Either the holders of the Preferred Stock or the Corporation may initiate redemption of the Preferred Stock in accordance with this Section 4.5, by mailing written notice (the "Redemption Notice"), postage prepaid, to the other at least 30 days but not more that 60 days prior to the date fixed for redemption (the "Redemption Date"). The Redemption Notice shall state (A) the number of shares of Preferred Stock to be redeemed, (B) the Redemption Date and the total Redemption Price, and (C) that the holders will surrender to the Corporation, in the manner and at the place designated by the Corporation, the certificate or certificates representing the shares of Preferred Stock to be redeemed. Thereupon the Redemption Price of such shares shall be payable to the entity whose name appears on such certificate or certificates of Preferred Stock as the owner thereof, and each surrendered certificate shall be canceled.

     If at the time of any redemption required pursuant to this Section 4.5 the aggregate of (a) the funds of the Corporation legally available for the redemption of Preferred Stock plus (b) the funds of all subsidiaries legally available for the payment of dividends to the Corporation (directly, or indirectly through one or more subsidiaries) and which, upon receipt by the Corporation, would be legally available for the redemption of Preferred Stock is insufficient to redeem the Preferred Stock, such aggregate funds shall be used to redeem the maximum possible number of shares of Preferred Stock, if any, pro rata based on the number of shares of Preferred Stock held by each of the holders thereof. Thereafter, any additional such funds shall immediately be so used by the Corporation to redeem the balance of the shares which the Corporation has become obligated to redeem, but which it has not redeemed.

     4.6  VOTING RIGHTS OF PREFERRED STOCK

     So long as 130,000 shares (such number shall be increased by one share for each additional four shares of Preferred Stock sold by the issuer pursuant to
Section 4 of that certain Stock Purchase Agreement dated January 23, 1997 between IGT, a Nevada corporation, and the Corporation (the "Stock Purchase Agreement")) or more of the Preferred Stock are outstanding, the holders of the Preferred Stock shall be entitled, as a class, to elect one director.

     4.7  PROTECTIVE PROVISIONS OF PREFERRED STOCK

     So long as 130,000 shares (such number shall be increased by one share for each additional four shares of Preferred Stock sold by the issuer pursuant to
Section 4 of the Stock Purchase Agreement) or more of the Preferred Stock are outstanding, the Corporation shall not, without the vote or written consent of the holders of the Preferred Stock approve any amendments to the articles of incorporation of the Corporation to do any of the following or to otherwise do any of the following:

          (a) alter or change the rights, preferences or privileges of the shares of Preferred Stock;

          (b) increase the authorized number of shares of Series A Preferred Stock or issue any shares of stock with rights, including liquidation preferences, superior to the Preferred Stock;

          (c) effect any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries if the Corporation or its subsidiary is not the surviving corporation, or any consolidation or merger involving the Corporation or any of its subsidiaries if the Corporation or its subsidiary is the surviving corporation but the holders of the capital stock of the Corporation before the consolidation or merger own less than 50% of the Corporation after the consolidation or merger, or any reclassification or other change of any stock, or any recapitalization of the Corporation, or any voluntary dissolution, liquidation or winding up of the Corporation;

          (d) permit any direct or indirect subsidiary or other entity owned by the Corporation to sell any equity security or similar interest or any right to acquire an equity security or similar interest in such entity.

     4.8  STATUS OF CONVERTED STOCK

     In case any shares of Preferred Stock shall be converted pursuant to
Section 4.3 hereof, the shares so converted shall assume the status of authorized but undesignated and unissued shares of Preferred Stock.

     4.9  NOTICES

     Any notice required herein except as otherwise specifically provided herein, to be given to a holder of the Preferred Stock shall be in writing and may be delivered by personal service, sent by overnight professional courier service, sent by telegraph or cable or sent by United States registered or certified mail, return receipt requested, with postage thereon fully prepaid. All such communications shall be addressed to such holder of record at its address appearing on the books of the Corporation. If sent by telegraph or cable, a confirmed copy of such telegraphic or cabled notice shall promptly be sent by mail (in the manner provided above) to the holders. Service of any such communication made only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third business day after the date of mailing, whichever is earlier in time.

     RESOLVED FURTHER, that the Chairman of the Board, the President or any Vice President and the Secretary or any Assistant Secretary of the Corporation are each authorized to execute, verify and file a certificate of designation of preferences of preferred stock in accordance with the General Corporation Law of the State of Nevada.

     3. The authorized number of shares of preferred stock of the Corporation is 20,000,000 shares, and the number of shares constituting Series A Convertible Preferred Stock, none of which has been issued, is 1,038,961 shares.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on January 23, 1997.

                                             /s/  Joseph A. Huseonica
                                        -------------------------------------
                                                  Joseph A. Huseonica

                                             /s/  Robert W. Brown
                                        -------------------------------------
                                                  Robert W. Brown

State of       Oregon         )
        ---------------------
                              )  ss.
County of      Benton         )
          -------------------

     On   January 23, 1997    , personally appeared before me, a Notary Public,
        ---------------------

          Joseph A. Huseonica and Robert W. Brown             , who acknowledged
-------------------------------------------------------------
     Names of Persons Appearing and Signing Document

that they executed the above instrument.

                                        /s/  Constance J. Kanas Joki
                                   -------------------------------------
                                             Signature  of Notary

     (NOTARY STAMP OR SEAL)

     /SEAL/